UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 4, 2018
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen Street
Burbank, CA 91505
(Address of principal executive offices) (Zip Code)

(800) 292-3909
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

MusclePharm Corporation (the “Company”) recently entered into advanced discussions with a potential strategic partner (the “Potential Strategic Partner”) concerning a transaction that the Company believes is commercially synergistic and will both provide cost savings and introduce the Company’s products to new markets and retailer platforms (the “Potential Strategic Transaction”). The Company believes that these discussions have been productive, and that it is close to agreeing in principle on material transaction terms with the Potential Strategic Partner, which the Company expects promptly will be followed up with definitive transaction documentation. The Potential Strategic Transaction would involve the purchase by the Potential Strategic Partner of a significant portion of the Company’s debt held by Chairman and CEO Ryan Drexler (the “Note”), which the Potential Strategic Partner would immediately convert into shares of the Company. The Company believes that, if consummated, the Potential Strategic Transaction will eliminate a significant portion of the Company’s ongoing interest expense. Following the consummation of the Transaction, Mr. Drexler would no longer beneficially own a majority of the common stock of the Company. There can be no assurance that the parties will enter into the Potential Strategic Transaction, that the terms will be consistent with those described herein or that the Potential Strategic Transaction will have the intended benefits for the Company.

The Company is disclosing the Potential Strategic Transaction because the Potential Strategic Transaction will be disclosed on September 4, 2018 in a declaration to be provided by a director of the Company in connection with a lawsuit filed against the Company and its directors on August 21, 2018 by White Winston Select Asset Fund Series Fund MP-18, LLC and White Winston Select Asset Funds, LLC (together, the “Plaintiffs”) in the First Judicial District Court of the State of Nevada in and for Carson City (the “Nevada Court”), Case No. 18-OC-0026 1B (the “Action”). The Plaintiffs have sought the appointment of a receiver over the Company, injunctive relief and damages, primarily relating to the Company’s November 3, 2017 refinancing of notes issued to Mr. Drexler. The Plaintiffs also sought and obtained an ex parte temporary restraining order enjoining Mr. Drexler from converting the Note into MusclePharm shares, and enjoining the Company from issuing such shares to Mr. Drexler. The Company believes that it has meritorious defenses to Action and intends to vigorously contest the allegations therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer
Date: September 4, 2018